Exhibit 99.1

Prager Metis CPAs, LLC ________ 401 HACKENSACK AVENUE 4TH FLOOR HACKENSACK, NJ 07601 T 201.342.7753 F 201.820.2691 www.pragermetis.com

August 26, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have reviewed Item 4.01 of Form 8-K and disagree with the contents.

The 8-K Report filed today by Summit Networks, Inc. (“the Company”) fails to disclose that Prager Metis CPAs LLC (“Prager Metis”) did not review the 10-Q for the period ending June 30, 2021 which was filed on August 11, 2021. As of the date of the filing of such 10-Q Report, the Company had not reported publicly any change in auditor. Accordingly, the SEC and the public market would have concluded that Prager Metis had reviewed the financial statements included in the 10-Q report. We did not review the financial statements contained therein as required by the SEC’s rules and regulations. Accordingly, the 10-Q Report is misleading, and the 8-K Report should also include disclosure under Item 4.02 that such financial statements should therefore not be relied upon as having not been reviewed by this firm.

We understand that under applicable SEC regulations, the Company is required to file this letter as an exhibit to the Form 8-K. In addition, the Form 8-K incorrectly states the Company’s yearend as July 31, when in fact, its yearend is September 30.

We request that the Company amend the June 30, 2021 Form 10-Q to disclose that the financial statements have not been reviewed by Prager Metis.

Very truly yours,

An affiliate of Prager Metis International	NORTH AMERICA	EUROPE	ASIA